Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-227666

PROSPECTUS SUPPLEMENT NO. 1

(TO PROSPECTUS DATED OCTOBER 25, 2018)

Odyssey Marine Exploration, Inc.

700,000 Shares of Common Stock

Warrants to Purchase 700,000 Shares of Common Stock

We are offering 700,000 shares of our common stock and warrants to purchase up to 700,000 shares of our common stock. The common stock and warrants will be sold in units, with each unit consisting of one share of common stock and a warrant to purchase one share of common stock at an exercise price of $7.155 per share of common stock. Each unit will be sold at a negotiated price of $7.155 per unit. Units will not be issued or certificated. The shares of common stock and warrants are immediately separable and will be issued separately.

Our common stock is traded on the NASDAQ Capital Market under the symbol “OMEX.” On November 1, 2018, the closing price of our common stock on the NASDAQ Capital Market was $6.44 per share.

Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, and all information incorporated by reference therein. These documents contain information you should consider when making your investment decision.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus or the accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

We have retained Chardan Capital Markets, LLC, or Chardan, to act as our placement agent, on a nonexclusive basis, in connection with the common stock and warrants offered by this prospectus supplement and the accompanying prospectus. We have agreed to pay Chardan the placement agent fees set forth in the table below, which assumes that all the securities offered by this prospectus supplement accompanying prospectus are sold by Chardan. The placement agent has no commitment to buy any of the securities. Neither we nor the placement agent is required to sell any specific number or dollar amount of securities, but we and the placement agent will use our respective best efforts to sell all the securities offered by this prospectus supplement accompanying prospectus.

	Per Unit	Maximum Offering Amount
Public offering price	$7.155	$5,008,500
Placement agent fees	$0.572	$400,680
Proceeds to us, before expenses	$6.583	$4,607,820

We expect the total offering expenses, excluding placement agent fees, to be approximately $25,000 for all sales pursuant to this prospectus supplement. Because there is no minimum offering amount required as a condition to closing this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the maximum amounts set forth above.

The shares offered hereby will be ready for delivery on or about November 2, 2018.

CHARDAN

The date of this prospectus supplement is October 31, 2018.

We are offering to sell, and seeking offers to buy, shares of our common stock and warrants to purchase common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock and warrants to purchase common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and warrants to purchase common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information that is different. We are not making an offer of common stock in any state or jurisdiction where such an offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such document.

i

Summary

About This Prospectus Supplement

This summary highlights selected information about us and this offering. This information is not complete and does not contain all the information you should consider before investing in our common stock and warrants pursuant to this prospectus supplement and the accompanying prospectus. You should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” contained or incorporated by reference in this prospectus supplement and the financial statements and the other information that we incorporated by reference in the accompanying prospectus, before making an investment decision.

We are providing information to you about our company and this offering of shares of our common stock and warrants in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us. The second part is the accompanying prospectus, which provides more general information about securities that we may offer from time to time, some of which may not apply to this offering.

We urge you to read this prospectus supplement carefully, including the accompanying prospectus and the documents incorporated by reference, including the risk factors and our consolidated financial statements and the notes to those statements.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. If the description varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front cover of this prospectus supplement, the accompanying prospectus or the date of the document incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless we state otherwise or the context indicates otherwise, references to “Odyssey,” “our company,” “we,” “us,” and “our” in this prospectus supplement and the accompanying prospectus refer to Odyssey Marine Exploration, Inc. and its subsidiaries. Generally, when we refer to this “prospectus,” we are referring to both this prospectus supplement and the accompanying prospectus together.

This offering of common stock and warrants is being made under a registration statement on Form S-3 (registration file no. 333-227666) that we filed with the Securities and Exchange Commission as part of a “shelf” registration process. Under the shelf registration process, we may offer to sell shares of our common stock, shares of our preferred stock, debt securities, or warrants to purchase shares of our common stock and/or preferred stock, from time to time in one or more offerings up to a total dollar amount of $100.0 million.

We are not making any representation to you regarding the legality of an investment in the common stock and warrants by you under applicable law. You should consult with your own legal advisors as to the legal, tax, business, financial and related aspect of a purchase of the common stock and warrants.

About Odyssey

Odyssey is a world leader in deep-ocean exploration. The discovery, development and extraction of deep-ocean minerals is our core focus. Our innovative techniques are also applied to shipwreck cargo recovery and other marine survey and exploration charter services. We have numerous projects in various stages of development around the world from both our own portfolio as well as through third-party contracts.

Our corporate offices are located at 5215 West Laurel Street, Tampa, Florida 33607. Our telephone number is (813) 876-1776. Our Internet website address is www.odysseymarine.com, and all of our filings with the SEC are available free of charge on our website. Any information that is included on or linked to our Internet site is not a part of this prospectus.

The Offering

Common stock offered by us:	700,000 shares

Common stock to be outstanding after this offering:	9,166,909 shares

Warrants:	Warrants to purchase 700,000 shares of common stock will be offered in this offering. The warrants will be exercisable at any time on or before the close of business on November 2, 2023, at an exercise price of $7.155 per share of common stock. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Risk Factors:	See “Risk Factors” beginning on page S-3 for a discussion of factors that you should read and consider before investing in our securities.

Use of Proceeds:	We currently anticipate that the net proceeds from the sale of the common stock and warrants, excluding proceeds from the exercise of warrants, if any, will be approximately $4.6 million. The net proceeds from this offering will be added to our general funds and used for working capital, capital expenditures, and other general corporate purposes. Please see “Use of Proceeds” on page S-4.

NASDAQ Capital Market Symbol: OMEX

The number of shares of our common stock that will be outstanding immediately after the offering is based on 8,466,909 shares outstanding as of October 31, 2018. Unless we specifically state otherwise, the share information in this prospectus supplement excludes:

•	238,651 shares of common stock issuable upon the exercise of stock options outstanding prior to this offering under our equity incentive plans;

•	5,393 shares of common available for future grants under our equity incentive plans;

•	132,826 shares of common stock issuable upon the vesting of restricted stock units outstanding prior to this offering under our equity incentive plans;

•	1,766,999 shares of common stock issuable upon the conversion of outstanding indebtedness;

•	170,000 shares of common stock issuable upon the exercise of warrants outstanding prior to this offering; and

•	700,000 shares of common stock issuable upon the exercise of warrants to be issued in this offering, at an exercise price of $7.155 per share.

Risk Factors

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully all the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, you should carefully consider the risk factors described below related to this offering and an investment in our securities. If any of these risks actually occurs, our business, financial condition, results of operations, and cash flow could be seriously harmed. This could cause the trading price of our common stock and the value of the warrants offered hereby to decline, resulting in a loss of all or part of your investment.

Risks Related to Our Business

Our business involves risk. Please see the risk factors under the heading “Risk Factors” in our amended Annual Report on Form 10-K/A for the year ended December 31, 2017, as filed with the SEC on September 27, 2018, as well as any subsequent updates that may be filed with our quarterly reports on Form 10-Q (including our latest Quarterly Report on Form 10-Q for the quarter ended June 30, 2018). Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also affect our business operations.

Risks Related to This Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways in which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our company. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results, and cash flow.

There is no public market for the warrants to purchase common stock in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing the warrants on any securities exchange or for quotation. Without an active market, the liquidity of the warrants will be limited.

Special Note Regarding Forward-Looking Statements

This prospectus and any accompanying prospectus supplement includes and incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act, with respect to our financial condition, results of operations, plans, objectives, future performance, and business, which are usually identified by the use of words such as “will,” “may,” “anticipates,” “believes,” “estimates,” “expects,” “projects,” “plans,” “predicts,” “continues,” “intends,” “should,” “would,” or similar expressions. We intend for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with these safe harbor provisions.

These forward-looking statements reflect our current views and expectations about our plans, strategies, and prospects, which are based on the information currently available and on current assumptions.

We cannot give any guarantee that these plans, intentions, or expectations will be achieved. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including those factors described under the heading “Risk Factors” and any risk factors contained in any prospectus supplement and in the documents incorporated by reference herein or therein.

You should read this prospectus and any accompanying prospectus supplement and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We may not update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

Use of Proceeds

We estimate that the net proceeds of this offering, after deducting placement agent fees and our estimated offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in this offering, will be approximately $4.6 million if we sell the maximum number of units.

We currently intend to add the net proceeds from this offering to our general funds and to use the net proceeds for working capital, capital expenditures, and other general corporate purposes, provided that the securities purchase agreement with the purchasers provides that we may not use the proceeds for (a) the payment of debt (other than trade payables), (b) the redemption of securities, (c) the settlement of litigation, or (d) in violation of certain regulations.

We cannot estimate precisely the allocation of the net proceeds from this offering among these uses. The amounts and timing of the expenditures may vary significantly, depending on numerous factors, including the progress of our clinical trials and other development efforts as well as the amount of cash used in our operations. Accordingly, our management will have broad discretion in the application of the net proceeds of this offering. Pending the uses described above, we may temporarily invest the net proceeds of this offering in short- and medium-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

Dilution

Purchasers of units offered by this prospectus supplement and the accompanying prospectus will suffer immediate and substantial dilution in the net tangible book value per share of common stock. Our net tangible book value as of September 30, 2018, was approximately $(43,445,623), or approximately $(5.131) per share of common stock. Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding as of September 30, 2018.

Dilution in net tangible book value per share represents the difference between the amount per unit paid by purchasers of units in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to our sale of 700,000 shares of common stock and warrants to purchase up to 700,000 shares of common stock in this offering at the public offering price of $7.155 per unit, and after deduction of the estimated offering expenses payable by us, our net tangible book value as of September 30, 2018, would have been approximately $(38,837,803), or $(4.237) per share of common stock. This represents an immediate increase in net tangible book value of $0.894 per share of common stock to our existing stockholders and an immediate dilution in net tangible book value of $11.392 per share of common stock to purchasers of units in this offering. The following table illustrates this per share dilution:

Public offering price per unit		$7.155
Net tangible book value per share as of September 30, 2018	$(5.131)
Increase in net tangible book value per share attributable to this offering	$0.894
Net tangible book value per share as of September 30, 2018, after giving effect to this offering		$(4.237)
Dilution in net tangible book value per share to new investors		$11.392

New investors that purchase common stock upon exercise of warrants may experience dilution depending on our net tangible book value at the time of exercise.

The above table is based on 8,466,909 shares of our common stock outstanding as of September 30, 2018 (as adjusted for 700,000 shares to be issued in this offering), and excludes, as of September 30, 2018:

•	371,477 shares of common stock issuable upon the exercise of stock options and awards outstanding prior to this offering under our equity incentive plans;

•	5,393 shares of common available for future grants under our equity incentive plans;

•	1,766,999 shares of common stock issuable upon the conversion of outstanding indebtedness;

•	170,000 shares of common stock issuable upon the exercise of warrants outstanding prior to this offering; and

•	700,000 shares of common stock issuable upon the exercise of warrants to be issued in this offering, at an exercise price of $7.155 per share.

To the extent that any options or warrants are exercised, new options are issued under our equity incentive plans, or we otherwise issue additional shares of common stock in the future, there will be further dilution to new investors.

Description of Securities We Are Offering

In this offering, we are offering a maximum of 700,000 units. Each unit consists of one share of common stock and a warrant to purchase one share of common stock at an exercise price of $7.155 per share. This prospectus also relates to the offering of shares of our common stock upon exercise, if any, of the warrants.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” starting on page 3 of the accompanying prospectus.

Warrants

The material terms and provisions of the warrants being offered pursuant to this prospectus are summarized below.

Exercisability. The warrants will be exercisable at any time on or before the close of our business on November 2, 2023. The warrants will be exercisable, at the option of each holder, upon the surrender of the warrants to us and the payment in cash, or in the case of a net exercise described below, by delivery of shares of common stock by the holder equal in value to the exercise price of the shares being acquired upon exercise of the warrants.

Cashless Exercise. If at any time after issuance, there is no effective registration statement registering the shares of common stock underlying the warrants, then the warrant may be exercised by means of a “cashless exercise” in which the holder will be entitled to surrender a portion of the shares of common stock subject to the warrant in lieu of cash for the exercise price.

Exercise Price. The exercise price per share of common stock purchasable upon exercise of the warrants is $7.155 per share of common stock being purchased. The exercise price is subject to appropriate adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, or similar events affecting our common stock.

Transferability. The warrants may be transferred at the option of the warrant holder upon surrender of the warrants to the warrant agent with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon the making of such transfer.

Effect of Merger, Consolidation or Sale of Assets. If we reorganize our capital, reclassify our capital stock, consolidate or merge with or into another corporation (where we are not the surviving corporation or where there is a change in or distribution with respect to our common stock), or sell, transfer or otherwise dispose of all or substantially all of our property, assets or business to another corporation and, pursuant the terms of such transaction our common stock is converted into or exchanged for other securities or property, the holder of any warrants will thereafter receive upon exercise of the warrants, the securities or property to which a holder of the number of shares of common stock then deliverable upon the exercise or conversion of such warrants would have been entitled upon such transaction.

Notwithstanding the foregoing, in the event that we consolidate or merge with or into another corporation (where we are not the surviving corporation), or sell, transfer or otherwise dispose of all or substantially all of our property, assets, business or capital stock to another corporation that is approved by our board of directors and where the consideration paid to the holders of our common stock consists solely of cash, if the consideration per share of common stock in such transaction is equal to or less than the exercise price of the warrant then in effect, then we (or the successor entity to the warrant) will purchase the warrant from the holder by paying the holder cash, in an amount equal to the value of the remaining unexercised portion of the warrant on the date of such transaction determined using a Black-Scholes option pricing model with an expected volatility equal to the 100 day historical price volatility obtained from Bloomberg L.P. as of the trading day immediately prior to the public announcement of the transaction.

Limits on Exercise of Warrants. The holder will not have the right to exercise any portion of the warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s common stock (including securities convertible into common stock) outstanding immediately after the exercise; provided, however, that the holder may increase or decrease this limitation at any time, although any increase shall not be effective until the 61st day following the notice of increase and the holder may not increase this limitation in excess of 9.99%.

Plan of Distribution

We have retained Chardan Capital Markets, LLC, or Chardan, pursuant to a letter agreement to act as our placement agent, on a nonexclusive basis, in connection with the common stock and warrants offered by this prospectus supplement and the accompanying prospectus. Chardan has no commitment to buy any of the securities. Neither we nor the placement agent is required to sell any specific number or dollar amount of securities, but we and the placement agent will use our respective best efforts to sell all the securities offered by this prospectus supplement accompanying prospectus.

There is no requirement that any minimum number of units or dollar amount of units be sold in this offering and there can be no assurance that we will sell all or any of the units being offered.

We currently anticipate that closing of this offering will take place on or about November 2, 2018. On the scheduled closing date, the following will occur:

•	we will receive funds in the amount of the aggregate purchase price;

•	Chardan will receive any placement agent’s fee earned by Chardan in accordance with the terms of the letter agreement; and

•	we will deliver the units to the investors.

We have agreed to pay Chardan a placement agent fee equal to 8.0% of the gross proceeds of the sale of the units sold by Chardan in this offering. Chardan may allow a concession of up to 8.0% of the gross proceeds of the sale of units to selected dealers. We have also agreed to reimburse Chardan for up to $25,000 of reasonable and documented expenses incurred by it in connection with this offering. The estimated offering expenses payable by us, in addition to Chardan’s placement agent fee, are approximately $25,000 which includes legal, accounting, and printing costs, reimbursement of certain expenses to Chardan, and various other fees associated with registering the securities and listing the common stock. After deducting certain fees due to Chardan and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $4.6 million if the maximum number of units are sold.

The following table shows the per unit and total commissions we will pay to Chardan in connection with the sale of the units offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the units offered hereby and assuming that Chardan sells all the units offered hereby.

Per unit	$0.572
Maximum offering total	$400,680

Because there is no minimum offering amount required as a condition to closing in this offering, the actual total offering commissions, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.

Each of our executive officers and directors have agreed not to offer, sell or otherwise dispose of any common stock or any securities convertible into or exercisable or exchangeable for common stock or any rights to acquire common stock for a period of 120 days after the closing of the offering, without first obtaining the written consent of Chardan, subject to limited exceptions for estate planning. In addition, we have agreed have agreed not to offer, sell or otherwise dispose of any common stock or any securities convertible into or exercisable or exchangeable for common stock or any rights to acquire common stock for a period of 120 days after the closing of this offering, subject to limited exceptions, unless our closing common stock price exceeds $9.00 per share for a period of five consecutive trading days.

Chardan proposes to arrange for the sale to one or more purchasers of the units offered pursuant to this prospectus supplement and the accompanying prospectus directly through a purchase agreement between the purchasers and us.

The letter agreement with Chardan, the form of purchase agreement, and the form of warrant with investors in this offering will be included as exhibits to our Current Report on Form 8-K that will be filed with the SEC in connection with the consummation of this offering.

The transfer agent for our common stock is Computershare Trust Company, Inc., Golden, Colorado. We will act as transfer agent for the warrants being offered hereby.

Our common stock is traded on the NASDAQ Capital Market under the symbol “OMEX.” The warrants to purchase common stock are not expected to be eligible for trading on any market.

The price per share for the units and the exercise price for the warrants was determined based on negotiations with the purchasers and discussions with Chardan.

Legal Matters

The validity of the securities offered by this prospectus will be passed upon by Akerman LLP, Tampa, Florida, and Snell & Wilmer L.L.P., Las Vagas, Nevada.

Where You Can Find Additional Information

We have filed a registration statement on Form S-3 with the SEC. This prospectus supplement and accompanying prospectus, which are a part of the registration statement, do not contain all of the information contained in the registration statement. Because some information is omitted, you should refer to the registration statement and its exhibits for additional information. For example, the descriptions in this prospectus supplement and accompanying prospectus regarding the contents of any of our contracts, agreements or other documents, are not necessarily complete and you should refer to the exhibits attached to the registration statement or incorporated by reference for copies of the actual contract, agreement or other document. You may obtain a copy of the registration statement from the SEC at the address listed below or from the SEC’s web site.

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, file periodic reports, current reports, proxy statements, and other information with the SEC. Such periodic reports, current reports, proxy statements, other information, and a copy of the registration statement on Form S-3 may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the SEC, at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement on Form S-3 and the periodic reports, current reports, proxy statements, and other information filed by us are also available through the Internet web site maintained by the SEC at the following address: http://www.sec.gov.

Documents Incorporated by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. The following documents filed with the SEC (in each case, Commission File No. 001-31895) are incorporated by reference in this prospectus:

•	our amended Annual Report on Form 10-K/A for the year ended December 31, 2017;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2018;

•	our Current Reports on Form 8-K filed with the SEC on March 12, March 22, April 26, June 6, July 18, August 20, August 23, October 9, and November 2, 2018; ;

•	our Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Stockholders held on June 5, 2018; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 13, 2003, pursuant to Section 12 of the Exchange Act, including any subsequently filed amendments and reports updating such description.

We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until this offering is completed, including those made between the date of filing of the initial registration statement and to the date of effectiveness of the registration statement, except for information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K, which is not deemed to be filed and not incorporated by reference herein.

At your verbal or written request, we will provide you, without charge, a copy of any of the documents we have incorporated by reference into this prospectus but not delivered with the prospectus (other than exhibits to such documents, unless those exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). If you want more information, write or call:

Jay A. Nudi, Chief Financial Officer

Odyssey Marine Exploration, Inc.

5215 West Laurel Street

Tampa, Florida 33607

(813) 876-1776

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Warrants

From time to time, we may sell common stock, preferred stock, and/or warrants with a maximum aggregate offering price of $100,000,000.

We will describe in one or more prospectus supplements the securities we are offering and selling, as well as the specific terms of the securities. You should read this prospectus and any prospectus supplements carefully before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus. We may also include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.

Our common stock is traded on the NASDAQ Capital Market under the symbol “OMEX.” On October 24, 2018, the closing price of our common stock on the NASDAQ Capital Market was $6.74 per share. As of October 24, 2018, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $53.1 million, which was calculated based upon 7,880,216 shares of our outstanding common stock held by non-affiliates and a price of $6.74 per share, the closing price of our common stock on October 24, 2018. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 25, 2018.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information that is different. We are not making an offer of securities in any state or jurisdiction where such an offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such document.

i

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, we may sell common stock, preferred stock, and/or warrants in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain more specific information. We may also add, update, or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find Additional Information.”

In this prospectus, we use the terms “Odyssey,” “our company,” “we,” “us,” and “our” to refer to Odyssey Marine Exploration, Inc. and its subsidiaries.

About Odyssey

Odyssey Marine Exploration, Inc., or Odyssey, is a world leader in deep-ocean exploration. The discovery, development and extraction of deep-ocean minerals is our core focus. Our innovative techniques are also applied to shipwreck cargo recovery and other marine survey and exploration charter services. We have numerous projects in various stages of development around the world from both our own portfolio as well as through third-party contracts.

We have extensive experience discovering shipwreck sites in the deep ocean and conducting archaeological excavations with remotely operated vehicles (“ROVs”). We have worked on some of the most historically important shipwreck projects to be discovered including the SS Republic, HMS Victory (1744), the SS Central America and La Marquis de Tourny. Odyssey also has considerable experience conducting cargo recovery operations from 20th century shipwrecks in the deep ocean. Between 2012 and 2013, we recovered over 110 tons of silver cargo, representing 99% of the insured cargo, from the SS Gairsoppa, which was located nearly three miles deep. This was one of the largest and heaviest recoveries from a shipwreck in history. Odyssey is the exclusive provider of shipwreck search and recovery services for Magellan Offshore Services (“Magellan”). Odyssey also performs marine services for other customers, including private clients and governments.

In 2010, we began to leverage our core business expertise and technology for deep-ocean mineral exploration. Our expeditions conducted for Neptune Minerals, Inc. and Chatham Rock Phosphate, Ltd. resulted in the assessment of significant mineral deposits. We are also developing and exploring our own deep-ocean mineral projects. Through our majority stake in Oceanica Resources S. de. R.L., a Panamanian company, we control Exploraciones Oceanicas, S. de R.L. de C.V., which we call “ExO,” a Mexican company that has exclusive mining permits for an area known as the “Don Diego” deposit that contains large amounts of mineralized phosphate material. Our team performed all of the off-shore exploration to find and validate the mineralized phosphate deposit and is managing the environmental studies and environmental permit application process with ExO. The phosphate deposit is one of the largest to be identified and is expected to be important to the regional and international fertilizer markets and is strategically important to Mexico and North America.

Our corporate offices are located at 5215 West Laurel Street, Tampa, Florida 33607. Our telephone number is (813) 876-1776. Our Internet website address is www.odysseymarine.com, and all of our filings with the SEC are available free of charge on our website. Any information that is included on or linked to our Internet site is not a part of this prospectus.

Risk Factors

The prospectus supplement applicable to each type or series of securities we offer will contain a discussion of the risks applicable to an investment in Odyssey and to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties, and assumptions discussed under the caption “Risk Factors” included in our latest Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, and which may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future.

Special Note Regarding Forward-Looking Statements

This prospectus and any accompanying prospectus supplement includes and incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act, with respect to our financial condition, results of operations, plans, objectives, future performance, and business, which are usually identified by the use of words such as “will,” “may,” “anticipates,” “believes,” “estimates,” “expects,” “projects,” “plans,” “predicts,” “continues,” “intends,” “should,” “would,” or similar expressions. We intend for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with these safe harbor provisions.

These forward-looking statements reflect our current views and expectations about our plans, strategies, and prospects, which are based on the information currently available and on current assumptions.

We cannot give any guarantee that these plans, intentions, or expectations will be achieved. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including those factors described under the heading “Risk Factors” and any risk factors contained in any prospectus supplement and in the documents incorporated by reference herein or therein.

You should read this prospectus and any accompanying prospectus supplement and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We may not update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

Use of Proceeds

We will retain broad discretion over the use of the net proceeds from the sale of securities offered by this prospectus. Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of securities offered by this prospectus for working capital, capital expenditures, and other general corporate purposes. However, we currently have no commitments or agreements for any uses. Pending such uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

Description of Capital Stock

The following description of our capital stock, together with the additional information included in any applicable prospectus supplement, summarizes the material terms and provisions of these types of securities but is not complete. You should read our certificate of incorporation, as amended, our bylaws, as amended, and the certificate of designation relating to any particular series of preferred stock before you purchase any of our capital stock or securities convertible into shares of our capital stock because those documents, and not this description, set forth the terms of our capital stock.

We will describe in a prospectus supplement the specific terms of any capital stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such capital stock may differ from the terms described below.

Authorized Capital Stock

Our authorized capitalization consists of 75,000,000 shares of common stock, par value $0.0001 per share, and 24,984,166 shares of preferred stock, par value $.0001 per share.

The authorized shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

Common Stock

As of September 30, 2018, we had 8,466,909 shares of common stock outstanding. The holders of our common stock are entitled to one vote per share on all matters to be voted upon by our shareholders. Subject to preferences that may be applicable to any outstanding shares of our preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution, or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to preferences applicable to shares of our preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking-fund provisions available to the common stock. All outstanding shares of our common stock are, and the shares of common stock offered by this prospectus will be, fully paid and nonassessable.

Preferred Stock

We have authority under our articles of incorporation to issue up to 24,984,166 shares of our preferred stock, par value $.0001 per share. As of September 30, 2018, there were no shares of our preferred stock issued and outstanding.

Our board of directors, without further stockholder approval (except as may be required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded) has the authority to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof, including:

•	dividend rights;

•	dividend rates;

•	conversion rights;

•	voting rights;

•	terms of redemption;

•	redemption prices;

•	liquidation preferences; and

•	the number of shares constituting any series or the designation of such series.

If our board of directors elects to exercise this authority, the rights and privileges of holders of shares of our common stock could be made subject to the rights and privileges of such series of preferred stock.

Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer, or other takeover attempt.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

•	20% to 33%;

•	33% to 50%; and

•	more than 50%.

Market Information

Our common stock is traded on the NASDAQ Capital Market under the symbol “OMEX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, Inc., Golden, Colorado.

Description of Warrants

General

We may issue warrants for the purchase of common stock or preferred stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants. This summary of certain provisions of the warrants is not complete. For the complete terms of a particular series of warrants, you should refer to the prospectus supplement and the warrant agreement for that series of warrants.

Stock Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the number of warrants outstanding as of the date specified in the applicable prospectus supplement;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, any provisions for changes or adjustments to the exercise price of the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the anti-dilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise, and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent, or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of the Company.

As set forth in the applicable prospectus supplement, the exercise price and the number of shares of common stock or preferred stock purchasable upon exercise of a warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to any holders of common stock, a stock split, reverse stock split, combination, subdivision or reclassification of common stock, and such other events, if any, specified in the applicable prospectus supplement.

Plan of Distribution

We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors;

•	through agents; or

•	through a combination of any of these methods of sale.

We may sell the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents or underwriters, if any;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for Odyssey. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with Odyssey and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with Odyssey to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction, and the nature of the obligations of the underwriter, dealer, or agent in the applicable prospectus supplement.

Underwriters, dealers, or agents may receive compensation in the form of discounts, concessions, or commissions from us or our purchasers (as their agents in connection with the sale of securities). These underwriters, dealers, or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers, or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer, or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Underwriters, dealers, and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers, or agents, under agreements between us and the underwriters, dealers, and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters or agents and their associates may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the NASDAQ Stock Market may engage in passive market-making transactions in the securities on the NASDAQ Stock Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Legal Matters

The validity of the securities offered by this prospectus will be passed upon by Akerman LLP, Tampa, Florida.

Experts

The consolidated financial statements of Odyssey and its subsidiaries as of December 31, 2015, 2016, and 2017, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by Ferlita, Walsh, Gonzalez & Rodriguez, P.A., independent registered public accounting firm, as stated in their report which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find Additional Information

We have filed a registration statement on Form S-3 with the SEC relating to the common stock, the preferred stock, and the warrants offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to us and the common stock, the preferred stock, and the warrants offered hereby, reference is made to such registration statement, exhibits, and schedules.

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, file periodic reports, current reports, proxy statements, and other information with the SEC. Such periodic reports, current reports, proxy statements, other information, and a copy of the registration statement on Form S-3 may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the SEC, at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement on Form S-3 and the periodic reports, current reports, proxy statements, and other information filed by us are also available through the Internet web site maintained by the SEC at the following address: http://www.sec.gov.

(Remainder of page intentionally left blank.)

Documents Incorporated by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. The following documents filed with the SEC (in each case, Commission File No. 001-31895) are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2017;

•	our Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2017, as filed with the SEC on September 27, 2018;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, and June 30, 2018;

•	our Current Reports on Form 8-K filed with the SEC on March 12, March 22, April 26, June 6, July 18, August 20, August 23, and October 9, 2018;

•	our Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Stockholders held on June 5, 2018; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 13, 2003, pursuant to Section 12 of the Exchange Act, including any subsequently filed amendments and reports updating such description.

We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until this offering is completed, including those made between the date of filing of the initial registration statement and to the date of effectiveness of the registration statement, except for information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K, which is not deemed to be filed and not incorporated by reference herein.

At your verbal or written request, we will provide you, without charge, a copy of any of the documents we have incorporated by reference into this prospectus but not delivered with the prospectus (other than exhibits to such documents, unless those exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). If you want more information, write or call:

Jay A. Nudi, Chief Financial Officer

Odyssey Marine Exploration, Inc.

5215 West Laurel Street

Tampa, Florida 33607

(813) 876-1776

700,000 Shares of Common Stock

Warrants to Purchase 700,000 Shares of Common Stock

Odyssey Marine Exploration, Inc.

Prospectus Supplement

October 31, 2018